Exhibit 99.906

CERTIFICATION

We, William J. Morgan and James E. Gibson, of Pacholder High Yield Fund, Inc. (“Fund”), certify, pursuant to 18 U.S.C. Section 1350 enacted under Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1. The Fund’s periodic report on Form N-CSR for the period ended June 30, 2006 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m(a) or 78o(d)); and

2. The information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/S/ WILLIAM J. MORGAN	September 7, 2006
William J. Morgan	Date
President (principal executive officer)

/S/ JAMES E. GIBSON	September 7, 2006
James E. Gibson	Date
Treasurer (principal financial officer)

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.